UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009

TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)		68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 | Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-5.1
EX-10.1
EX-12.1

Item 1.01 Entry into a Material Definitive Agreement.
Offering of 2012 Notes, 2014 Notes and 2019 Notes
     On November 20, 2009, TD AMERITRADE Holding Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with TD AMERITRADE Online Holdings Corp., a wholly-owned subsidiary of the Company (“TDAOH”), and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of $250,000,000 aggregate principal amount of its 2.950% Senior Notes due 2012 (the “2012 Notes”), $500,000,000 aggregate principal amount of its 4.150% Senior Notes due 2014 (the “2014 Notes”) and $500,000,000 aggregate principal amount of its 5.600% Senior Notes due 2019 (the “2019 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”). The Notes have been offered pursuant to the Prospectus Supplement, dated November 20, 2009, to the Prospectus dated November 19, 2009, filed as part of the Registration Statement on Form S-3 (Registration No. 333-163211) that became effective when filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2009. The sale of the Notes closed on November 25, 2009.
     The Notes were issued pursuant to an Indenture, dated as of November 19, 2009, among the Company, TDAOH and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 25, 2009, among the Company, TDAOH as guarantor, and the Trustee (the “Supplemental Indenture”). TDAOH has provided a guarantee of the Notes.
     The 2012 Notes accrue interest at a rate per annum equal to 2.950%, the 2014 Notes accrue interest at a rate per annum equal to 4.150%, and the 2019 Notes accrue interest at a rate per annum equal to 5.600%. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2010, to the persons in whose names such Notes are registered at the close of business on the preceding May 15 or November 15, as the case may be (whether or not a business day). Interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. The amount of interest payable on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
     The 2012 Notes mature on December 1, 2012, the 2014 Notes mature on December 1, 2014, and the 2019 Notes mature on December 1, 2019.
     The Notes are jointly and severally and fully and unconditionally guaranteed by each of the Company’s current and future subsidiaries that is or becomes a borrower or a guarantor under the Amended and Restated Credit Agreement of the Company, dated as of November 25, 2009 (the “Restated Credit Agreement”), among the Company, the lending institutions party thereto and The Bank of New York Mellon, as administrative agent, on or after the settlement date with respect to the notes. As of the date of this Current Report on Form 8-K, the only subsidiary guarantor of the obligations under the Notes is TDAOH. The Notes and the guarantees by the subsidiary guarantors are the general senior unsecured obligations of the Company and the subsidiary guarantors. They rank equally in right of payment with the existing and future senior unsecured indebtedness of the Company and the subsidiary guarantors.
     The Notes contain certain restrictive covenants, including a limitation that restricts the Company’s ability and the ability of subsidiaries of the Company to incur liens on certain assets. The Notes also restrict the Company’s ability and the ability of the subsidiary guarantors to merge or consolidate with another entity or sell, lease or transfer substantially all of the Company’s properties or assets to another entity.
     The foregoing descriptions of the Underwriting Agreement, the Supplemental Indenture, the 2012 Notes, the 2014 Notes and the 2019 Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement, the Supplemental Indenture, the form of 2012 Note, the form of 2014 Note and the form of 2019 Note, which are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated by reference herein. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Restated Credit Agreement
     The net proceeds from the offering of the Notes, together with cash on hand, were used to repay the Company’s existing senior secured term loan facilities, effective as of November 25, 2009. Upon such repayment, (i) the Credit Agreement, dated as of January 23, 2006 (as amended, the “Existing Credit Agreement”), among the Company, certain subsidiaries of the Company, the lenders party thereto (the “Lenders”), The Bank of New York Mellon, as administrative agent (the “Administrative Agent”), and Citicorp North America, Inc., as collateral agent, was automatically amended and restated in its entirety pursuant to the Restated Credit Agreement, without any further action of the Administrative Agent or the Lenders, (ii) all liens and security interests on the assets of the Company and its subsidiaries securing the obligations of the Company under the Existing Credit Agreement were released and (iii) all guarantees of the obligations of the Company under the Existing Credit Agreement provided by the subsidiaries of the Company were released (other than the guarantees required by the terms of the Restated Credit Agreement as described below).
     The Restated Credit Agreement includes a senior revolving credit facility in the aggregate principal amount of $300 million (the “Revolving Facility”). The maturity date of the Revolving Facility is December 31, 2012. Borrowings under the Revolving Facility may be used for general corporate purposes of the Company and its subsidiaries.
     The applicable interest rate under the Revolving Facility is calculated as a per annum rate equal to, at the option of the Company, (a) LIBOR plus an applicable margin, which is currently 2.50% (“LIBOR loans”) or (b) (i) the greater of (x) the prime rate, (y) the federal funds effective rate plus 0.50% or (z) one-month LIBOR plus 1.00% plus (ii) an applicable margin, which is currently 1.50% (“Base Rate loans”). The applicable margins for both LIBOR loans and Base Rate loans under the Revolving Facility will be reduced in the event of certain improvements in the Company’s senior unsecured long-term debt rating (subject to a minimum of 2.00% for LIBOR loans and 1.00% for Base Rate loans) and will be increased in the event of certain reductions in the Company’s senior unsecured long-term debt rating (subject to a maximum of 4.00% for LIBOR loans and 3.00% for Base Rate loans). The Restated Credit Agreement also provides that the Company is obligated to pay letter of credit fees equal to the applicable margin in respect of LIBOR loans on each outstanding letter of credit under the Revolving Facility.
     The obligations under the Restated Credit Agreement are guaranteed by each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of the Company, other than broker-dealer subsidiaries, futures commission merchant subsidiaries and controlled foreign corporations (as defined in Section 957 of the Internal Revenue Code), determined based upon the Company’s most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Company’s Annual Report on Form 10-K (or 10-K/A) filed with the SEC; provided that in the case of a subsidiary formed or acquired after the effective date of the Restated Credit Agreement, the determination of whether such subsidiary is a “significant subsidiary” will be made on a pro forma basis based on the Company’s most recent consolidated financial statements for the most recently completed fiscal quarter or fiscal year, as applicable, as set forth in the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K (or 10-K/A), as applicable, filed with the SEC. As of the date of this Current Report of Form 8-K, the only subsidiary guarantor of the obligations under the Restated Credit Agreement is TDAOH.
     The Restated Credit Agreement contains negative covenants that limit or restrict the incurrence of liens, indebtedness of subsidiaries, mergers, consolidations, transactions with affiliates, change in nature of business, and the sale of all or substantially all of the assets of the Company and its subsidiaries, subject to certain exceptions. The Company is also required to maintain compliance with a maximum consolidated leverage ratio covenant (not to exceed 2.50:1.00) and a minimum consolidated interest coverage ratio covenant (not to exceed 5.00:1:00), and the Company’s broker-dealer subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant. The Restated Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.
     The Company is restricted under the Restated Credit Agreement from incurring additional indebtedness in an aggregate principal amount in excess of $100 million that includes any covenants that are more restrictive (taken as a whole) as to the Company than those contained in the Restated Credit Agreement, unless the Restated Credit Agreement is amended to include such more restrictive covenants prior to the incurrence of such additional indebtedness.

     The Restated Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.
     The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 20, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp. as guarantor, and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

4.1
First Supplemental Indenture, dated November 25, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp., as guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee

4.2	Form of 2.950% Senior Note due 2012 (included in Exhibit 4.1)

4.3	Form of 4.150% Senior Note due 2014 (included in Exhibit 4.1)

4.4	Form of 5.600% Senior Note due 2019 (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

10.1	Amended and Restated Credit Agreement, dated November 25, 2009, among TD AMERITRADE Holding Corporation, the lending institutions party thereto and The Bank of New York Mellon, as administrative agent

12.1	Computation of Pro Forma Ratios of Earnings to Fixed Charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE Holding Corporation
Date: November 25, 2009	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of November 20, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp. as guarantor, and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

4.1
First Supplemental Indenture, dated November 25, 2009, among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp., as guarantor, and The Bank of New York Mellon Trust Company, National Association, as trustee

4.2	Form of 2.950% Senior Note due 2012 (included in Exhibit 4.1)

4.3	Form of 4.150% Senior Note due 2014 (included in Exhibit 4.1)

4.4	Form of 5.600% Senior Note due 2019 (included in Exhibit 4.1)

5.1	Opinion of Sidley Austin LLP

10.1	Amended and Restated Credit Agreement, dated November 25, 2009, among TD AMERITRADE Holding Corporation, the lending institutions party thereto and The Bank of New York Mellon, as administrative agent

12.1	Computation of Pro Forma Ratios of Earnings to Fixed Charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)